EXHIBIT 24.1

               Robert L. Williams, Consulting Geologist
                  P.O. Box 27, Granville, Ohio 43023
                          Phone: 614 587-1409

                            11 January 1997




Zachary T. Tatum, President
Tatum Petroleum Corporation
667-E Lakeview Plaza Blvd.
Worthington, Ohio 43085

                              Re:  Annual Reserve Reports

Dear Mr. Tatum:

The undersigned prepared reserve reports for Tatum Petroleum Corporation for fiscal years ending 31 March 1995 and 31 March 1996.

This is to confirm that you have my permission to use data contained in these reports during preparation of SEC Form 10SB.

                              Yours truly,


                              /s/ ROBERT L. WILLIAMS
                              ------------------------------
                              Robert L. Williams